As filed with the Securities and Exchange Commission on July 9, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Digital Theater Systems, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	3651, 6794, 7819	77-0467655
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5171 Clareton Drive

Agoura Hills, California 91301
(818) 706-3525
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Jon Kirchner

President and Chief Executive Officer
Digital Theater Systems, Inc.
5171 Clareton Drive
Agoura Hills, California 91301
(818) 706-3525
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Craig S. Andrews, Esq. Heller Ehrman White & McAuliffe LLP 4350 La Jolla Village Drive 7th Floor San Diego, California 92122-1246 (858) 450-8400	Thomas J. Ivey, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Suite 1100 Palo Alto, California 94301 (650) 470-4500

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑

     Registration No. 333-104761

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Number of Shares	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered(1)(2)	Per Share	Offering Amount	Registration Fee(3)

Common Stock, par value $.0001 per share	506,000	$17.00	$8,602,000	$696

(1)	Includes a maximum of 66,000 shares that may be purchased by the underwriters to cover over-allotments, if any.

(2)	Does not include 3,910,000 shares of common stock previously registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-104761) declared effective July 9, 2003, for which the registration fee has previously been paid.

(3)	Calculated pursuant to Rule 457(a).

     This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of registering additional securities of the same class as were included in our Registration Statement on Form S-1, File No. 333-104761, as amended, declared effective July 9, 2003. The contents of such Registration Statement, including the exhibits thereto, are hereby incorporated by reference.

CERTIFICATION

      The Registrant hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $696 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on July 10, 2003); that it will not revoke such instructions; and that it has sufficient funds in such account to cover the amount of such filing fee.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Agoura Hills, California on this 9th day of July, 2003.

DIGITAL THEATER SYSTEMS, INC.

By:	/s/ JON E. KIRCHNER

Jon E. Kirchner
President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities indicated on July 9th, 2003:

Signature		Title(s)

/s/ JON E. KIRCHNER Jon E. Kirchner		President, Chief Executive Officer, and Director (principal executive officer)

/s/ MELVIN FLANIGAN Melvin Flanigan		Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)

* Dan Slusser		Chairman of the Board

* Steven M. Friedman		Director

* James B. McElwee		Director

*By:	/s/ MELVIN FLANIGAN Melvin Flanigan Attorney in fact

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Heller Ehrman White & McAuliffe LLP
23.1	Consent of PricewaterhouseCoopers LLP, independent accountants
23.2	Consent of Heller Ehrman White & McAuliffe LLP (included in Exhibit 5.1)
*24.1	Power of Attorney (included on signature page)

*	Previously filed with the Registrant’s registration statement on Form S-1 (File No. 333-104761).